Exhibit 1.01

ARISTA NETWORKS, INC.
CONFLICT MINERALS REPORT
(For the reporting period January 1, 2025 to December 31, 2025)

Introduction
    This Conflict Minerals Report (this “Report”) of Arista Networks, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (collectively, the “Rule”), for the reporting period January 1, 2025 to December 31, 2025. The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their products. Such minerals, which are collectively referred to in this Report as “Conflict Minerals,” are, as of the date of this Report, gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are currently limited to tantalum, tin and tungsten or any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country. The “Covered Countries” for purposes of the Rule and this Report are the DRC, the Republic of the Congo, Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
    For purposes of this Report, references to “we,” “us,” “our,” “Arista,” “Arista Networks” or the “Company” refer to Arista Networks, Inc.
Overview
    Company Overview
    We are an industry leader in data-driven, client-to-cloud networking-as-a-service. Our “Centers of Data” strategy is a fundamental pivot from legacy, siloed networking to a unified, data-driven approach in which the network is a service that interconnects four primary domains: AI Centers, Data Centers, Campus Centers, and WAN Centers. Public cloud titans and, more recently, AI Neocloud providers have been at the forefront of this evolution, pioneering the development of large-scale data and AI centers to meet the growing demands of their users, including business customers. We established ourselves as a market leader with platforms, products, and people to enable some of these hyperscalers’ most consequential networks. Anchored by Arista’s state-oriented Extensible Operating System (EOS) and Network Data Lake (NetDL), our network-as-a-service platform delivers a seamless, consolidated networking experience regardless of data location.
    The Company’s products for the reporting period covered by this Form SD include all of our hardware products.
    The Company has adopted a Conflict Minerals Policy Statement (“Conflict Minerals Policy”), which is available on our website at https://www.arista.com/assets/data/pdf/AristaNetworks-ConflictMineralsPolicyStatement.pdf. The content of any website referred to in this Form SD is included for general information only and is not incorporated by reference in this Form SD.
1

    Reasonable Country of Origin Inquiry (“RCOI”)
    The manufacture of our products is 100% outsourced, and we procure our components and materials from suppliers worldwide. We have determined that during calendar year 2025, our products contained tantalum, tungsten, tin and gold (“3TG”) which are necessary to the functionality or production of our hardware products. In accordance with the Rule, we conducted a good faith RCOI reasonably designed to determine whether the necessary Conflict Minerals may have originated in the Covered Countries or come from recycled or scrap sources.
    We are a member of the Responsible Business Alliance (“RBA”) and the Responsible Minerals Initiative (“RMI”). As a member of the RMI, a leading industry program that helps its members to manage risk by improving supply chain transparency with respect to Conflict Minerals, we have access to RMI RCOI data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.
    The main piece of our RCOI process includes conducting an inquiry of our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the RMI.
    Design of Conflict Minerals Program
    We designed our due diligence measures in conformance with the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”).
Due Diligence Measures Performed
    The following describes the measures taken to exercise due diligence on the source and chain of custody of its Conflict Minerals in conformance with the OECD Due Diligence Guidance.
    Step 1: Establish strong company management systems
A.We maintain a Conflict Minerals Policy, pursuant to which we are committed to the responsible sourcing of components that contain 3TG and are required to comply with the underlying SEC rules and regulations surrounding Conflict Minerals.
B.We have a team focused on data collection and meeting due diligence guidelines. The team meets regularly to discuss status of such data collection and due diligence, and how to ensure full participation from our suppliers.
C.We are members of the RBA and we expect our suppliers to abide with the RBA Code of Conduct, which includes a provision on Conflict Minerals.
D.We expect our suppliers to comply with Conflict Minerals requirements.
    Step 2: Identify and assess risk in the supply chain
A.Identified Direct Suppliers:
1.We identified suppliers through our product life cycle management system and focused on suppliers whose components were qualified for use in our products that were sold in 2025.
2.We then completed a first-pass analysis of suppliers that were in-scope and out of scope.
i.In-scope suppliers are suppliers that we purchased components/materials that may contain 3TG from in calendar year 2025.
1

ii.Out of scope suppliers are suppliers that provided us with components/materials that do not contain 3TG, or that we did not purchase components/materials from in calendar year 2025.
B.Conducted RCOI:
1.We utilized a third-party data collection partner to collect data from our in-scope suppliers on our behalf.
2.We used the industry standard CMRT to collect data from our suppliers, and if necessary, require our suppliers to collect data from their suppliers for the necessary Conflict Minerals information. We evaluated the information gathered from the CMRTs submitted by our suppliers to determine our reporting obligation based on this RCOI.
3.We received completed CMRTs from our in-scope suppliers through our data collection partner and used our suppliers’ CMRTs to identify smelters or refiners (“SORs”) as well as determine material country of origin.
C.Completed additional follow-up:
With the help of our data collection partner, we reviewed the CMRT submissions to validate for completeness and ensure consistency. Any inconsistencies were followed up to completion.
D.Identify smelters/processors:
We cross-checked information received from our suppliers against data made available by the Responsible Minerals Assurance Process (“RMAP”) developed by the RMI. When necessary, we engaged with component suppliers that referenced high-risk SORs to encourage such facilities to obtain a “conflict-free” designation from an independent, third-party audit program.
    Step 3: Design and implement a strategy to respond to identified risks
A.The CMRT is the main method we use to identify risks, and our internal process documentation lists the approach towards SOR validation, and what steps to take if other risks are identified in the SOR list.
B.At the end of each data collection process, we compare the list of SORs provided by all of our suppliers to the list provided by the RMI, which includes the names of SORs that are compliant (and third-party verified) with the RMAP protocols.
C.We performed regular follow-ups with suppliers that did not respond to our requests until data was provided.
D.Regular meetings were held with senior management to provide progress updates, request for help, and escalations.
    Step 4: Audit of SOR due diligence practices
Given that we do not source Conflict Minerals directly from smelters and refiners, we rely on third parties, including the RMI, to coordinate and conduct third-party audits of these facilities. We rely on the published results of these third-party audits to validate the responsible sourcing practices of the smelters and refiners in our supply chain.
Step 5: Report on supply chain due diligence
This Report and associated Form SD will be filed with the SEC and will be available on our Investor Relations website at https://investors.arista.com/Financial-Information (see “SEC Filings”).
Results of RCOI and Due Diligence
2

    We conducted due diligence processes on the SORs that the surveyed suppliers identified. The surveyed suppliers identified an aggregate of 281 operational SORs which may process the necessary Conflict Minerals contained in the components and/or materials that make up our products.
As a result of our RCOI and due diligence process, we have determined in good faith that we do not have sufficient information to determine whether the Conflict Minerals we purchased during calendar year 2025 that were necessary to the functionality or production of our products are “DRC conflict-free.” The Company did not obtain an independent private sector audit of this Report in reliance on the statement of the Staff of the SEC issued on April 29, 2014.
Smelters or Refiners
    Appendix A in this report lists all SORs provided to Arista Networks from surveyed in-scope suppliers. We have categorized SOR status as the following:

Status	Description
Compliant	SORs that have received a “conflict-free” status from an independent third party audit program.
Active	SORs that have started participating in an independent third party audit program
Not Active	SORs that have not begun participating in an independent third party audit program
    Based on our due diligence process, we have determined the following as the status of the SORs that were disclosed to us by our in-scope suppliers:

Status	Number of SORs	% of Total
Compliant	204	72%
Active	5	2%
Not Active	72	26%
Grand Total	281	100%
    We have also determined the percentages of SORs by metal type that are compliant or active with RMI protocols as follows:

Metal	% RMI Compliant or Active SORs
Gold	64%
Tantalum	97%
Tin	80%
Tungsten	84%
    In addition, we have performed an analysis as to declarations of SORs that source from level 2 or level 3 RMI countries. Level 2 countries are countries where 3TG from conflict-affected and high-risk areas are known to transit and level 3 countries are countries where 3TG is mined in the DRC and adjoining countries.
    We have determined that 45 SORs had sourced from level 2 or level 3 countries and, based on a detailed analysis, we have determined that:
• All 45 SORs are compliant with RMI protocols.
3

    Based on this analysis and representations from our suppliers, we have concluded that we do not have sufficient information to determine whether our supply chain is “DRC conflict-free.” However, we have not identified any known instances in which our products contained 3TG minerals sourced directly or indirectly from armed groups in the conflict regions of any Covered Countries.
Future Due Diligence Efforts
    During the reporting period for the calendar year ending December 31, 2026, we will continue to engage in the activities described in this report in accordance with the OECD Due Diligence Guidance. Our intent is to move to a more conflict-free supply chain and to ensure that Conflict Minerals do not benefit armed groups, and we will continue to contact SORs that have not yet received a “conflict-free” designation and request their participation in the RMAP or other independent third-party audit program in order for them to obtain such a “conflict-free” designation.
Forward-Looking Statements
This Report contains “forward-looking statements,” including but not limited to future due diligence efforts. The words “believe,” “may,” “will,” “potentially,” "likely" “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “should,” “project,” “plan,” “predict,” “expect,” the negative of any of these words and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from those anticipated in or implied by the forward-looking statements, including but not limited to risks associated with: failure to carry out these steps in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers, and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud, and other irregularities); and these steps may not be effective in mitigating or eliminating risks associated with conflict minerals. Additional risks and uncertainties can be found in our most recent filings with the SEC, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. You can locate these reports through our website at https://investors.arista.com/ and on the SEC’s website at https://www.sec.gov/. All forward-looking statements in this Report are based on information available to the company as of the date hereof, and we disclaim any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
4

APPENDIX A: Smelters and Refiners

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of May 22nd, 2026)	ID
Tungsten	Cronimet Brasil Ltda	CID003468
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	Dongguan Best Alloys Co., Ltd.	CID000377
Gold	SAFINA A.S.	CID002290
Tin	PT Prima Timah Utama	CID001458
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	NPM Silmet OU	CID001200
Tin	PT Premium Tin Indonesia	CID000313
Tin	Estanho de Rondonia S.A.	CID000448
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Cipta Persada Mulia	CID002696
Gold	Abington Reldan Metals, LLC	CID002708
Tin	Super Ligas	CID002756
Tin	CV Ayi Jaya	CID002570
Tin	PT Rajehan Ariq	CID002593
Gold	TOO Tau-Ken-Altyn	CID002615

Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Gold	NH Recytech Company	CID003189
Tin	Luna Smelter, Ltd.	CID003387
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tin	Rui Da Hung	CID001539
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Metallic Resources, Inc.	CID001142
Tantalum	Mitsui Kinzoku Company, Limited	CID001192
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tin	Resind Industria e Comercio Ltda.	CID002706
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Global Advanced Metals Aizu	CID002558

Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	Materion Newton Inc.	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha Assembly Solutions Inc	CID000292
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Tin Technology & Refining	CID003325
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tantalum	KEMET de Mexico	CID002539
Tungsten	Kennametal Fallon	CID000966
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Global Tungsten & Powders LLC	CID000568

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Yamakin Co., Ltd.	CID002100
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	REMONDIS PMR B.V.	CID002582
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CID003116
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Masan High-Tech Materials	CID002543
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tin	Dowa	CID000402
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Gold	Advanced Chemical Company	CID000015
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Agosi AG	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	ASAHI METALFINE, Inc.	CID000082

Gold	Aurubis AG, Hamburg	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Mineral AB (Ronnskar)	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Glencore Canada Corporation - CCR Refinery	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Dowa	CID000401
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JX Advanced Metals Corporation	CID000937
Gold	Kazzinc Ltd	CID000957

Gold	Kennecott Utah Copper LLC	CID000969
Gold	LS MnM Inc.	CID001078
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Nihon Material Co., Ltd.	CID001259
Gold	MKS PAMP SA	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798

Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	Valcambi S.A.	CID002003
Gold	Gold Corporation - The Perth Mint	CID002030
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Empresa Metallurgica Vinto	CID000438
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tantalum	AMG Brasil	CID001076

Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	CID002779
Gold	Italpreziosi	CID002765
Gold	T.C.A S.p.A	CID002580
Tungsten	Niagara Refining LLC	CID002589
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Bangalore Refinery	CID002863
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Gold	LT Metal Ltd.	CID000689
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Materion	CID001113
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	United Precious Metal Refining, Inc.	CID001993
Tin	CRM Synergies EMEA, S.L.U.	CID003524
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Gold	Gold by Gold Colombia	CID003641

Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tungsten	Lianyou Advanced Materials Co., Ltd.	CID004397
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING SMELTING	CID004403
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Gold	Coimpa Industrial LTDA	CID004010
Tantalum	PowerX Ltd.	CID004054
Tin	Mining Minerals Resources SARL	CID004065
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Gold	GG Refinery Ltd.	CID004506
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714
Tin	Woodcross Smelting Company Limited	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754
Gold	Elite Industech Co., Ltd.	CID004755
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	CID005012
Tin	P Kay Metal, Inc	CID005189
Tin	PT Masbro Alam Stania	CID003380
Tin	PT Artha Cipta Langgeng	CID001399
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486

Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CID004813
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Gold Coast Refinery	CID003186
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	International Precious Metal Refiners	CID002562
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Tin	PT Aries Kencana Sejahtera	CID000309
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	Kazakhmys Smelting LLC	CID000956
Tin	VQB Mineral and Trading Group JSC	CID002015
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Morris and Watson	CID002282
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Caridad	CID000180
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Sabin Metal Corp.	CID001546

Gold	Samwon Metals Corp.	CID001562
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CID001947
Gold	Yunnan Copper Southwest Copper Branch	CID000197
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Gold	Pease & Curren	CID002872
Gold	JALAN & Company	CID002893
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Gold	Modeltech Sdn Bhd	CID002857
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Gold	Fujairah Gold FZC	CID002584
Gold	Shirpur Gold Refinery Ltd.	CID002588
Tin	Modeltech Sdn Bhd	CID002858
Gold	Augmont Enterprises Private Limited	CID003461
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Tin	Precious Minerals and Smelting Limited	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
Gold	Dijllah Gold Refinery FZC	CID003348
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Gold	QG Refining, LLC	CID003324
Gold	CGR Metalloys Pvt Ltd.	CID003382
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908

Gold	Singway Technology Co., Ltd.	CID002516
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769
Gold	Cendres + Metaux S.A.	CID000189
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Torecom	CID001955
Gold	Umicore Precious Metals Thailand	CID002314
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Melt Metais e Ligas S.A.	CID002500
Gold	SAAMP	CID002761
Gold	L'Orfebre S.A.	CID002762
Gold	8853 S.p.A.	CID002763
Gold	Safimet S.p.A	CID002973
Gold	Marsam Metals	CID002606
Gold	Alexy Metals	CID003500
Gold	K.A. Rasmussen	CID003497
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489

Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490
Gold	MD Overseas	CID003548
Gold	Metallix Refining Inc.	CID003557
Gold	WEEEREFINING	CID003615
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Gold	NOBLE METAL SERVICES	CID003690
Tantalum	5D Production OU	CID003926
Tungsten	Philippine Carreytech Metal Corp.	CID004438
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	CID004491
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	CID005014

This table lists all SORs provided to Arista Networks from surveyed in-scope suppliers. Companies with a “bold” designation are either active or compliant SORs according to the RMAP.
Note: Based on our due diligence, the above SOR facilities process Conflict Minerals from one or more of the following countries of origin: Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czechia, Democratic Republic of the Congo, Estonia, France, Germany, Ghana, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Malaysia, Mexico, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Rwanda, Singapore, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan and Vietnam.